Exhibit 99.1

May 5th, 2026

Dear Allegiant Shareholders:

I’m excited to share the results and progress we made in 2025, my first full year as CEO.

Allegiant posted a strong performance reflecting the implementation of disciplined strategies. We divested Sunseeker Resort to concentrate on our core strength as a low-fare, leisure airline. We adjusted our capacity to meet shifting market conditions, removed structural costs from the business, and made targeted, long-term investments in technology to enhance efficiency and customer experience.

Today, Allegiant’s foundation is stronger than ever. The underlying decisions that define our model - owning our aircraft, flexing capacity to match the leisure demand environment, focusing on underserved communities, and maintaining one of the best cost structures in the industry – were not achieved overnight. These were deliberate decisions made over decades and remain integral to our success.

Together, these advantages are further separating Allegiant from the value-airline peer pack and positioning us for the next phase of our growth.

2025 Review: A Standout Year

Every day begins and ends with running a great airline, with an unwavering focus on safety at its core.

In 2025, our operating performance was exceptional as the airline had its best year in our company’s history. We delivered a 99.9% controllable completion rate, ranked #1 in the industry for fewest cancellations, and in baggage handling performance. In a category where many other carriers stumble, we completed the entire year without a single involuntary denied boarding. We work hard to earn our customers’ trust, and they reward us with their loyalty, with 65% of our customers being repeat flyers.

It was gratifying to see that performance recognized by independent third parties, with Skytrax naming Allegiant as the best low-cost airline in North America for the second consecutive year, and The Wall Street Journal ranking Allegiant as the #2 U.S. airline overall and the top value carrier.

Financially, our earnings expanded significantly year over year and closed on a strong note with our fourth-quarter operating margin leading the industry. The outstanding full-year results were achieved by restoring peak period utilization and increasing departures 13% without expanding our fleet or increasing headcount. Notably, we achieved this profitability without the corporate and international traveler tailwinds that benefited our larger peers, underscoring the inherent strength of our business model.

This strong performance stems from the successful execution of a series of strategic initiatives.
We fully inducted the Boeing 737 MAX into our fleet with sixteen aircraft in service at year-end, following our first delivery in late 2024. These aircraft are delivering increased reliability and sharply lower fuel burn than the older A320s they are replacing.

We streamlined our organization. By rethinking our team structure and realigning roles, we accelerated our pace of decision making and improved execution. That, combined with diligent management of our costs, ensured we remained among the industry leaders in cost per available seat mile excluding fuel (CASM ex).

We saw continued success in our commercial offerings, with strong growth in Allegiant Extra premium seating and early signs of new momentum in our co-branded credit card program.

We also completed a major technology modernization, moving from legacy proprietary systems onto new state-of-the-art platforms that will improve both our internal operations and customer engagements.

Lastly, strengthening our financial position was a top priority in 2025. Proceeds from the Sunseeker divestiture were used to reduce debt. That, combined with our strong financial performance, lowered our leverage ratios. We ended the year with nearly $1.1 billion in total liquidity and significant embedded equity in our aircraft.

We view a strong balance sheet as a key competitive advantage, especially in today’s high-fuel environment. Our capital allocation priorities remain disciplined: maintaining strong liquidity, investing in high-return fleet and technology initiatives, funding our Sun Country integration responsibly, and preserving flexibility to create long-term shareholder value.

Priorities for the Years Ahead

As we look to the future, we are focused on three key priorities that will drive our success.

Sun Country
Foremost is the integration of Sun Country, which marks the first acquisition in our company’s history.

We believe a company should earn the right to grow. Historically, we have pursued measured organic growth, when the organization and economics clearly support it. The strength of our foundation and performance of our business in the past year set us up for something we had never done before: pursue a major acquisition.

Sun Country is the right partner, at the right time, for the right reasons.

Our two airlines are highly aligned in both strategy and culture. Both operate a low-utilization, flexible-capacity model, and maintain a disciplined cost structure supported by a strong balance sheet. Both own the vast majority of our aircraft, with combined embedded equity value of more than $2 billion. Just as importantly, both have a strong presence in the communities we serve.

The combination expands our reach and complements our strengths, supported by shared technology for a more seamless integration. With almost zero network overlap, we gain over four million customers and a meaningful presence in the attractive Minneapolis–St. Paul metro.

Sun Country also brings a proven international operation, creating a clear opportunity to accelerate growth from our underserved markets. Its charter and cargo businesses, with pass-through fuel costs,

provide a steady and resilient earnings stream, which is particularly valuable in today’s fuel environment. This transaction is expected to be accretive to EPS in the first full year after closing, with $140 million of target annual synergies over the next three years, offering a compelling path to significant incremental value.

This is what earning the right to grow looks like. Not growth for its own sake, but a thoughtful combination of two disciplined, complementary airlines that together will be stronger, more resilient, and better positioned to serve the leisure customer than either could alone.

More MAX
Our second priority is continuing the integration of Boeing 737 MAX aircraft into our fleet.

The MAX delivers a meaningful step-change in operating efficiency, as these aircraft are more reliable and consume roughly 20% less fuel than our A320s, with similar annual ownership costs. This advantage supports our commitment to excellent customer service and helps us maintain a structural cost edge.

We currently operate 17 MAX aircraft, with 33 additional firm deliveries scheduled and 80 options in our order book. In 2025, the MAX represented roughly 10% of our available seat miles, and we expect that to double in 2026 and account for more than half our stand-alone flying by 2028.

Commercial Initiatives
Our third focus is continually improving our service and further strengthening our relationships with our customers.

Allegiant Extra, our extra legroom offering, has consistently exceeded expectations, contributing meaningfully to unit revenue and profits, while also driving increased customer loyalty. All newly acquired aircraft entering our fleet will feature this premium configuration.

Our cobranded credit card now exceeds 600,000 cardholders and contributes just over five percent of annual revenue and a much larger portion of profits. A key focus of mine is to increase adoption and usage within our loyal customer base, an area where I know we can do better. We’ve reinvigorated our efforts to enhance our offering as we look to drive incremental growth. I look forward to sharing more details in the future.

Finally, our major technology modernization was completed in 2025, capping our transition from legacy proprietary systems to a unified, modern platform that consolidates our data and infrastructure. This transformation boosts our agility, expands our capabilities, and gives us the flexibility to push the organization to rethink what’s possible.

Personalization, real-time engagement, and AI-enabled decision making are no longer aspirational; they will be embedded into everything we do.

We expect these technology enhancements to allow us to price more dynamically, bring new services to market faster, and engage with customers more effectively. We see significant opportunities to improve our service offering and products.

Putting it all together, our financial strength and ability to flex our schedule allows us to navigate today’s higher oil price environment while continuing to invest in the long term. By joining forces with Sun

Country and advancing our fleet, commercial, and technological initiatives, we are establishing the strategic framework and clear path to extend our position as the leading leisure carrier in the U.S.

Together We Fly

Our vision is to be the leading airline in the communities we serve, offering reliable, nonstop travel at an unbeatable value. Those are not just words. They are the foundation of our strategy and the North Star that guides every decision we make.

Everything we have accomplished, and everything we are positioned to accomplish, comes back to Team Allegiant. Our team is what defines us. “Together We Fly” is more than a tagline, it is the standard that guides how we serve our customers, how we support one another, and how we show up every day for the communities that depend on us. The dedication, discipline, and pride of this team are the engine behind our results. I look forward to welcoming the Sun Country team, which has a shared commitment to excellence.

In closing, I want to thank our team members for the commitment and professionalism you bring every single day. To our customers, thank you for the trust you place in us each time you choose to fly with us. And to our shareholders and partners, we appreciate your continued confidence and support. We are energized about the opportunities ahead, and we look forward to delivering on them, together.

Sincerely,

Greg Anderson
Chief Executive Officer

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